                                                                     Exhibit 2.2

DATED JULY 7, 2000
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                              MR P MEEK & OTHERS

                                    - and -

                           ONYX SOFTWARE CORPORATION

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                   AMENDMENTS TO SALE AND PURCHASE AGREEMENT
                                  relating to
                          the issued share capital of
          ONYX SOFTWARE UK LIMITED (formerly MARKET SOLUTIONS LIMITED)
--------------------------------------------------------------------------------


                            TAYLOR JOYNSON GARRETT
                                   Carmelite
                            50 Victoria Embankment
                                  Blackfriars
                                London EC4Y 0DX

                             Tel No: 020 7300 7000
                             Fax No: 020 7300 7100


                                   Ref: SXW

THIS AGREEMENT is made the 7th day of July 2000

BETWEEN


(1) THE PERSONS whose names and addresses are set out in schedule 1 of this agreement (the "Vendors"); and

(2) ONYX SOFTWARE CORPORATION whose address is 3180 139th Avenue SE, Suite 500, Bellevue, Washington, 98005-4091, USA (the "Purchaser").


INTRODUCTION

1. On 1 October 2000 the Vendors and the Purchaser entered into a Sale and Purchase Agreement (the "Sale and Purchase Agreement") pursuant to which the Vendors sold to the Purchaser the whole of the issued share capital of Onyx Software UK Limited (formerly Market Solutions Limited) (the "Company").

2. The Vendors and the Purchaser have agreed that the Sale and Purchase Agreement should be amended as set out in this agreement.


AGREED TERMS


1.    Amendments to the Sale and Purchase Agreement

1.1   Clauses 7.3 and 7.4 of the Sale and Purchase Agreement shall be deleted.

1.2 Clauses 7.5 to 7.8 of the Sale and Purchase Agreement shall be re-numbered as clauses 7.3 to 7.6.

1.3   The second sentence of Clause 7.6 shall be replaced as follows:

      "Thereafter each Warrantor shall not Transfer more than 50 per cent (in aggregate) of the total number of Exchange Shares which have been at any time been issued to him or her (whether or not such Exchange Shares have been previously transferred by him or her) in any period of 3 months."

1.4 Schedule 7 of the Share Purchase Agreement shall be deleted and replaced by schedule 2 of this agreement.

2.    No other amendments to the Sale and Purchase Agreement

2.1 Save as set out clause 1 of this agreement no term or provision of the Sale and Purchase Agreement shall be varied or modified by this agreement.

2.2 Unless stated herein or to the contrary words and expressions contained in this agreement shall have the meanings contained in the Sale and Purchase Agreement.

2.3 Clause 13 (Law and Jurisdiction) of the Sale and Purchase Agreement shall apply to this agreement.


The parties to this agreement have signed and entered into this agreement as a deed on the date and year first written above.

                                   SCHEDULE 1

                                  The Vendors



      Name                                   Address
===========================================================================
Philip Meek                            Gosbrook Cottage
                                       Commomon Lane
                                       Binfield Heath
                                       Henley on Thames, Oxon
---------------------------------------------------------------------------
Tania Holmes                           26 Temple Mill Island
                                       Temple
                                       Marlow
                                       Buckhampshire SL7 1SQ
---------------------------------------------------------------------------
Dugan Tilley                           Flat 1
                                       Loddon Park Farm
                                       New Bath Road, Twyford
                                       RG10 9RY
---------------------------------------------------------------------------
Helena Wheatman                        48 Liebenrood Road
                                       Reading
                                       RG30 2EB
---------------------------------------------------------------------------
Aileen Allkins                         86 Top Common
                                       Warfield Green
                                       Braknell
                                       Berkshire RG42 3SY
===========================================================================

                                  SCHEDULE 2

                 New Schedule 7 of Sale and Purchase Agreement


                                    Part A

                        Year One Earnout Consideration


1. On 1 October 2000 (the "First Payment Date") the sum of US$3,600,000 (the "Year One Earnout Consideration") shall become due from the Purchaser to the Vendors.

2. The Year One Earnout Consideration shall be satisfied by the allotment among and issue to the Vendors in the Agreed Proportions (as near as practicable) of such number of Exchange Shares as have a value (at the First Anniversary Price) equal to the Year One Earnout Consideration.

3. For the purposes of paragraph 2 the First Anniversary Price shall be the average of the closing prices of the Purchaser's common stock on the Nasdaq National Market on the three trading days immediately prior to the First Payment Date.

                                  SCHEDULE 2


                                    Part B


                        Year Two Earnout Consideration


1. On 1 October 2001 (the "Second Payment Date") the sum of US$4,320,000 (the "Year Two Earnout Consideration") shall become due from the Purchaser to the Vendors.

2. The Year Two Earnout Consideration shall be satisfied by the allotment among and issue to the Vendors in the Agreed Proportions (as near as practicable) of such number of Exchange Shares as have a value (at the Second Anniversary Price) equal to the Year Two Earnout Consideration.

3. For the purposes of paragraph 2 the Second Anniversary Price shall be the average of the closing prices of the Purchaser's common stock on the Nasdaq National Market on the three trading days immediately prior to the Second Payment Date.

                                  SCHEDULE 2


                                    Part C


                                    Set-Off


1. If there is any claim for any breach of any of the Warranties and/or a claim under the Tax Deed, (a "Relevant Claim") the Purchaser shall, subject to compliance with the provisions of this part C, have the right to set-off any sum claimed by it in respect of any such loss suffered by the Purchaser or the Company in respect of any breach of the Warranties and/or the Tax Deed against any part of the Earnout Consideration for the Sale Shares remaining unsatisfied.


2. The rights of set-off set out in this part C are without prejudice to any other right or remedy which the Purchaser may have against the Vendors or any of them, whether under the terms of this agreement or otherwise, but other than as set out in this part C, the Purchaser shall have no right to withhold the allotment of Exchange Shares, due under this agreement or claim any other form of set-off, deduction or withholding from such amounts.

3. Any exercise by the Purchaser of its right of set-off under paragraph 1.1 shall not operate to prevent or delay settlement of any part of the Earnout Consideration then due, and the Set Off Shares shall be dealt with in accordance with terms of the Escrow Agreement for which purposes all references to "Escrow Shares" shall be deemed to be references to "Set Off Shares", all references to "Shareholders" shall be deemed to be references to "Warrantors".

EXECUTED as a deed by  ) /s/ Tania Holmes                     12 Dovecate Road
PHILIP MEEK            ) acting as attorney for Philip Meek   Reading RG2 8UJ
In the presence of:    ) /s/ S. S. Greaves



EXECUTED as a deed by  ) /s/ Tania Holmes                     26 Temple Mill Island
TANIA HOLMES           )                                      Marlow SL7 15Q
In the presence of:    ) /s/ S. S. Greaves



EXECUTED as a deed by  ) /s/ Dugan Tilley                     Flat 2 Loaddon Park Farm
DUGAN TILLEY           )                                      New Bath Rd.
In the presence of:    ) /s/ S. S. Greaves                    Berks RG10 9R4



EXECUTED as a deed by  ) /s/ Helena Dixon                     48 Libenroad Road
HELENA DIXON           )                                      Reading
In the presence of:    ) /s/ S. S. Greaves                    Berkshire RG30 2EB



EXECUTED as a deed by  ) /s/ Aileen Allkins                   86 Top Common
AILEEN ALLKINS         )                                      Warfield Green
In the presence of:    ) /s/ S. S. Greaves                    Bracknell
                                                              Berks RG4 235J


EXECUTED as a deed   ) /s/ Brent Frei                         3180 139th Ave. S. E.
for and on behalf of )                                        Suite 500
ONYX SOFTWARE        ) /s/ Paul Dauber                        Bellevue, WA 98005
CORPORATION          )
In the presence of:  )